Exhibit 3.56

                     CERTIFICATE OF LIMITED PARTNERSHIP
                                     OF
                          ANYTHING ON WHEELS, LTD.

This Certificate of Limited Partnership is executed and filed in order to form a limited partnership in accordance with Section 620.108. Florida Statues.

1. The name of the limited partnership is:

                  Anything On Wheels, Ltd.

2. The name and address of the agent for service of process on the limited partnership is:

                  American Information Services, Inc.
                  One S.E. Third Avenue
                  27th Floor
                  Miami, Florida 33131

3. The limited partnership has one general partner. The name and business address of the general partner:

                  AOW, Inc.
                  2980 West Oakland Park Boulevard
                  Fort Lauderdale, Florida 33311

4. The mailing address for the limited partnership is:

                  2980 West Oakland Park Boulevard
                  Fort Lauderdale, Florida 33311

5. The term of the limited partnership shall commence upon the filing of this Certificate with the Florida Department of State, or January 1, 1997, whichever is later, and the latest date upon which the limited partnership is to dissolve is Decem ber 31, 2036.